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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-3 of our report dated February 14, 2001 (except for the information under long-term debt and contingencies included in notes to consolidated financial statements as to which the date is March 22, 2001), appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 30, 2000.

      We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
April 30, 2001